AMENDMENT TO LEASE AGREEMENT

     The Lease Agreement made and entered into as of April 12, 1995, between Harry Muhlschlegel and Karen Muhlschlegel ("Landlord"), and Jevic
Transportation, Inc., a New Jersey corporation ("Tenant") is hereby amended, as of September 15, 1997, as follows:

     Section 6.2 of the Lease Agreement is amended and restated in its entirety to read as follows:

     "6.2 Surrender. On the last day of the term hereof, or on any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as when such improvements to the Premises were completed, broom clean, ordinary wear and tear excepted. All alterations, improvements, repairs and replacements made by Tenant during the term of this Lease shall be removed by Tenant upon termination of this lease or at Landlord's option, shall remain with the premises when surrendered by Tenant and be deemed a part of Landlord's property, at no cost to Landlord. Where removal of any such item is required, Tenant, at Tenant's expense, shall cause same to be removed and the premises restored to a condition that is reasonably satisfactory to Landlord. Removal and restoration shall be completed prior to the termination of this lease. In default thereof, Landlord may effect said removal and repairs at Tenant's expense or treat Tenant as a holdover Tenant until such removal and restoration is completed to Landlord's reasonable satisfaction.

     In addition to the foregoing, any personal property of Tenant remaining at the premises upon termination of this lease (including without limitation Tenant's trade fixtures) shall be deemed abandoned by Tenant, and Landlord, at its option, may accept same as part of Landlord's property or cause the removal of same at Tenant's expense without being liable to Tenant for conversion or any claim for damages therefor."

                                                LANDLORD:

                                                /s/ Harry J. Muhlschlegel
                                                ----------------------------
                                                Harry J. Muhlschlegel

                                                /s/ Karen B. Muhlschlegel
                                                ----------------------------
                                                Karen B. Muhlschlegel


                                                TENANT:

                                                JEVIC TRANSPORTATION, INC.

                                                By:/s/ Harry J. Muhlschlegel
                                                ----------------------------
                                                Name:  Harry J. Muhlschlegel
                                                Title:  President